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             American Partners Life Insurance Company
     a wholly owned subsidiary of IDS Life Insurance Company


Report of Independent Auditors

The Board of Directors
American Partners Life Insurance Company


We have audited the accompanying statutory basis balance sheets of American Partners Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1994 and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of American Partners Life Insurance Company for the year ended December 31, 1993, were audited by other auditors whose report dated February 21, 1994, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with the accounting practices prescribed or permitted by the Arizona Department of Insurance that vary in some respects from generally accepted accounting principles. The effects of these variances have not been determined but we believe they are material.

In our opinion, because of the significance of the effects of the matters described in the preceding paragraph, the financial
statements referred to above are not intended to and do not present fairly, in conformity with generally accepted accounting principles, the financial position of American Partners Life
Insurance Company at December 31, 1994 or the results of its operations or its cash flows for the year then ended.
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             American Partners Life Insurance Company
     a wholly owned subsidiary of IDS Life Insurance Company


However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Partners Life Insurance Company at December 31, 1994 and the results of its operations and its cash flows for the year then ended, in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance.



Ernst & Young LLP

Minneapolis, Minnesota
May 19, 1995